                                                                   Exhibit 10.10

                               PURCHASE AGREEMENT

                                                                 (No. 9311k0601)

This Agreement is entered into between Bowa Internation Leasing Corporation ("Party A") and Kid Castle Educational Corporation ("Party B").

Whereas Party B purchases subject items listed in Exhibition 1 from Party A, both parties agree as follows:

1.    Term of Payment

      The total payment of the subject items (the sum of first payment and all installment, not including tax), first payment, service charge and installments are listed in Exhibition 2. Party B shall make first payment and commission in advance, and each installment based on the date and amount listed in Exhibition 2 by executing credit instruments to Party A. Before completion of the total payment, Party A still has ownership of subject items.

2.    Delivery and Inspection

      Party B shall provide Party A with certificate after inspecting and receiving the subject items; if the subject items are supplied by the third party, Party B shall provide Party A with certificate after inspecting and receiving the subject items from the third party.

3.    Other conditions

      Party B shall select and request Party A to purchase subject items based on its instructions. Party B agrees to exempt Party A from all the responsibilities arising from defects of the subject items and Article 8 of Consumer Protection Law.

      Party B and its guarantor shall draw a promissory note to Party A which equal to the total payment, and authorize Party A to fill in the due date. Party A may use this promissory note for collecting all debts of Party B arising from this Agreement when Party B breaches this Agreement.

      If the guarantor of Party B dies, loses capacity, its credit rating falls or its security ability becomes extremely insufficient, Party A may require Party B to add or replace joint guarantor approved by party A, Party B shall not refuse. Party B shall not make a claim to offset any obligation of this Agreement against any debts owing from Party A or its successor to Party B.

      If Party B requests to settle the payment in advance, Party A may collect 2% of the undue payment as a service charge.

      The Place of performance of this Agreement shall be where the Principal office of Party A is located. Party A, Party B and its joint guarantor agree that legal actions arising from this Agreement shall be subject to the District Court of Taipei, Taiwan as the court of first instance, and the governing law shall be laws of the Republic of China.

4.    Breach and Punishment

      The violation of any condition of this Agreement by Party B, or occurrence of the following conditions will constitute breach of this Agreement. Party B will lose its entitlement to make payment by installment without Party A's notice or legal proceedings, and shall settle the total payment immediately:

      The notes executed (including endorsement) by Party B is rejected due to insufficient funds, is dishonored, or Party B may not be able to make the payment on the due date.

      Party B or its legal representative requests mediation, declares Party B to be dissolved or liquidated, or is subject to request for bankruptcy, or its assets are executed by court or forbidden to be disposed of by a tax authority.

      Party B made a false statement in the guarantee under this Agreement or forged related documents before reaching this Agreement.

      Party B changes its principal office without prior notice to Party A.

5. Joint guarantor shall guarantee that Party B will perform all the obligations under this Agreement fully and completely, If Party B fails to perform any obligation, the guarantor will become jointly liable, and agrees to waive any claims based on the Guarantee Section of Obligation Chapter of Civil Act and other laws and regulations. Guarantor also agrees as follows:

      The guarantee includes all current or future payment, honored notes, advance, service charge of Party B arising from this Agreement, and punitive damages, interests, interest of delayed payment, expenses, compensations and other charges related to the principal debts.

      If Party B modifies the terms of this Agreement, postpones the payment, replaces the guarantee or abandons property rights of the guarantee with Party A's consent with the valid period of this Agreement, the guarantor, with or without notice, shall still be liable pursuant to the guarantee without protest or claim of diminishing liability.

      The guarantor shall be fully liable under this guarantee even if this Agreement or notes are defective, a claim proceeding is incomplete or title to the guarantee is defective.

      If the guarantor requests to withdraw, its liability under this guarantee will not be released until Party B replaces it with new guarantor approved by Party A, completes all necessary proceedings and Party A issues written notice to the guarantor. Withdrawal of guarantee by any other methods will be deemed invalid.

6. This Agreement will be made in two original copies, and each party will keep one copy for proof.

Party A: Bowa Internation Leasing Corporation
Legal Representative: /s/

Party B: Kid Castle Educational Corporation
Legal Representative: /s/ Wang, Kuo-An

Joint Guarantor: /s/ Chiu, Yu-En

                               PURCHASE AGREEMENT

This Agreement is entered into between Bowa Internation Leasing Corporation (the Buyer, "Party A") and Kid Castle Educational Corporation (the Seller, "Party B").

Whereas both parties agree purchase terms as follows:

1.    Titles, specifications, numbers and amounts are listed in Exhibition.

2. Delivery Place: The ownership of the subject items will be transferred to Party A from the execution date of this Agreement, but the subject items are still under possession and custody of Party B. or should be delivered to the third party appointed by Party A. Party B shall bear installation and transportation fees.

3. Method of Payment: Party A shall make the payment to Party B or the third party appointed by Party B after the ownership of the subject items are transferred to Party A.

4. If within three years from the date of purchase, the subject items are defective, lacking of ordinary function or expectant effectiveness due to faulty design/production, or out of order, Party B promises to repair at its own costs without objection.

5. Party B guarantees that it will take full civil and criminal liability if the subject items are otherwise pledged, deposited or involved in any other debts.

6. Party B undertakes that if the subject items are all or a major part of Party B's assets, it has obtained the approval to sell the subject items from the shareholders in accordance with Article 185 of the Corporation Law.

7. Both parties agree that legal actions arising from this Agreement shall be subject to the District Court of Taipei, Taiwan as the court of first instance.

8. This Agreement will be made in two original copies, and each party will keep one copy for proof.

Party A: Bowa Internation Leasing Corporation

Legal Representative: /s/
Party B: Kid Castle Educational Corporation
Legal Representative: /s/ Wang, Kuo-An

Date: November 8, 2004

   ITEM No.               ITEM TITLES                    NUMBERS         AMOUNT
--------------   --------------------------------------- -------        ---------
91050000000001   Multi-intelligence major
                 course-direct selling                       781        3,094,720

91040000000001   Kids Speak- major course-direct selling     628        2,281,936

91990000000001   Kids Talk storybook-direct selling          488        1,319,433

MEB10200013      Magazines-13 volumes-original(1990
                 November)                                24,876        1,143,790

5954010          Electronics-Digital schoolbag-direct
                 selling                                   2,440          861,306

220300015        Handbag-PVC ziplock                      34,284          822,816

91030000000001   Wonderland major course                     415          721,905

292402043        Toy-Chi Wa Magic Box                      3,502          668,382

MEGC0200008-1    Winnie the Pooh watch (blue)              6,058          638,780

MER20200013      Magazine CD-ROM (Volume 13)-1990
                 November                                 18,719          613,829

MEB10200009      Magazines-9 volumes-original             15,008          610,986

MEGR0200031-1    SONIC-PLAY STATION                       12,990          596,091

MEB10200010      Magazines-10 volumes-original(1990
                 August)                                  16,562          543,283

VCD-Way To Go    VCD-Way To Go project                         -          540,952

MEB20200013      Magazines-13 volumes-copy(1990
                 November)                                24,798          521,073

MEB10200012      Magazines-12 volumes-original(1990
                 October)                                  9,283          398,152

111006011        Reading-Big Steps (6)                     1,769          389,500

112707011        Reading-Magic Land 7                      8,323          386,810

111112011        Reading-Way to Go (12)                    1,753          381,506

MEB10200008      Magazine-8 volumes-original               8,408          366,373

MER20200009      Magazine CD-ROM (Volume 9)-1990 July     12,468          350,165

MEB10200007      Magazines-7 volumes-original(1990
                 April)                                   11,253          345,368

021101001        Kindergarten enrollment DM              335,690          324,380

MEB20200010      Magazines-10 volumes-copy(1990 August)   16,752          290,386

MER20200010      Magazine CD-ROM(Volume 10)-1990 August   11,137          287,598

MEB10200014      Magazines-14 volumes-original(1990
                 December)                                 5,745          287,450

111113011        Reading-Way to Go (13)                    1,950          275,018

111111011        Reading-Way To Go (11)                    1,395          273,263

2101030002       Wonderland dialogue                       1,999          255,279

MEB20200009      Magazines-8 volumes-copy                 13,658          255,130

MEB10200011      Magazines-11 volumes-original(1990
                 September)                                3,471          154,340

                                                                       20,000,000

       Service Charge                NT$300,000
       First Payment                          -

Date of Each Installment              Amount
------------------------           ------------
       December 10, 2004           NT$1,158,000
        January 10, 2005           NT$1,158,000
       February 10, 2005           NT$1,158,000
          March 10, 2005           NT$1,158,000
          April 10, 2005           NT$1,158,000
            May 10, 2005           NT$1,158,000
           June 10, 2005           NT$1,158,000
           July 10, 2005           NT$1,158,000
         August 10, 2005           NT$1,158,000
      September 10, 2005           NT$1,158,000
        October 10, 2005           NT$1,158,000
       November 10, 2005           NT$1,158,000
       December 10, 2005           NT$1,158,000
        January 10, 2006           NT$1,158,000
       February 10, 2006           NT$1,158,000
          March 10, 2006           NT$1,158,000
          April 10, 2006           NT$1,158,000
            May 10, 2006           NT$1,158,000
       December 10, 2004           NT$1,158,000

                                    AGREEMENT

This Agreement is entered into between Bowa International Lease Co., Ltd. (the Buyer, "Party A") and Kid Castle Educational Corporation (the Seller, "Party B") as a supplementary agreement for the installment purchase agreement ("Installment Agreement") executed by both parties on November 8, 2004. Both parties agree as follows:

1. Party B shall furnish NT$5,000,000 with Party A as security for the Installment Agreement.

2.    Party A may offset payment owing to Party B against the security.

3. Party A shall return the security to Party B without interest after Party B pays all debts in accordance with the Installment Agreement.

4. Taxes arising from the security shall be deducted by Party A pursuant to related laws and regulations.

5. This Agreement constitutes part of the Installment Agreement. Any matter not expressed in this Agreement shall be solved pursuant to terms and conditions of the Installment Agreement.

6. This Agreement will be made in two original copies, and each party will keep one copy for proof.

Party A: Bowa Internation Leasing Corporation
Legal Representative: /s/

Party B: Kid Castle Educational Corporation
Legal Representative: /s/ Wang, Kuo-An

Date: November 8, 2004